EXHIBIT 10.1

May 11, 2012

Terry Michaelson
President and Chief Executive Officer
Craft Brew Alliance, Inc.
929 North Russell Street
Portland, Oregon 97227

Re: Amended and Restated Master Distributor Agreement between Craft Brew Alliance, Inc. and Anheuser-Busch, LLC dated as of May 1, 2011 (“Agreement”)

Dear Terry:

The parties have agreed that the definition of “Territory” contained in the Agreement be modified to mean the following: the United States of America, the District of Columbia and all states, territories and possessions of the United States of America, including all military, diplomatic and governmental installations located in any of the foregoing.

All other provisions of the Agreement shall remain in full force and effect.

Please indicate your agreement to the foregoing by executing this letter in the location indicated below and returning it to me.

Very truly yours,

/s/ Don Johnson

E. Donald Johnson, Jr.
Vice President, Business and Wholesaler Development

/s/ Jody K. Valentine

Jody K. Valentine
Director, Business Development

Craft Brew Alliance, Inc. agrees to the foregoing amendment to the Agreement.

/s/ Terry E. Michaelson

Terry Michaelson
President and Chief Executive Officer